                                                                    EXHIBIT 23.2
                        CONSENT OF CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of the ARAMARK Corporation and to the incorporation by reference therein of our report dated November 16, 1994, with respect to the consolidated financial statements of Versa Services Ltd., which report is included in the Annual Report (Form 10-K) of ARAMARK Corporation for the year ended September 30, 1994 filed with the Securities and Exchange Commission.


                                        Ernst & Young
                                        Chartered Accountants

Mississauga, Canada
November 14, 1995